Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81850, 333-161582, 333-207199, 333-216855, 333-227595 and 333-251465) and Form S-8 (Nos. 033-64061, 033-64139, 333-69673, 333-81852, 333-148080, 333-186919, 333-218691 and 333-224508) of First Mid Bancshares, Inc. of our report dated March 30, 2021 on the consolidated financial statements of LINCO Bancshares, Inc., which is included in this Current Report on Form 8-K/A.

/s/ CROWE LLP

Atlanta, Georgia

May 4, 2021